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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 (333-75849)of Oxford Automotive, Inc. of our report dated June 22, 1998, relating to the financial statements of Oxford Automotive, Inc. which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the years ended March 31, 1998 and 1997 listed under Item 21 of this Amendment No. 1 to the Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Historical Financial Data."



PRICEWATERHOUSECOOPERS LLP
Bloomfield Hills, Michigan
April 26, 1999